EX-99.23.j


                         CONSENT OF INDEPENDENT AUDITORS

         As independent public accountants, we hereby consent to the use of our report dated October 22, 2002 for Westcott Large-Cap Value Fund (the "Fund") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 76 to AmeriPrime Funds' Registration Statement on Form N-1A (file No. 33-96826), including the references to our firm under the heading "Financial Highlights" in the Prospectus and the heading "Accountants" in the Statement of Additional Information of the Fund.



                  /s/
McCurdy & Associates CPA's, Inc.
Westlake, Ohio

January 28, 2003